EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April ___, 2006, by and among FEARLESS YACHTS, LLC, a Missouri limited liability company, with an address at 9 Gateway Drive, Collinsville, Illinois 62234, (the "COMPANY"), Robert Kornstein, as Purchaser Designee (the "PURCHASER DESIGNEE") and each of the purchasers set forth on SCHEDULE A hereto (each a "Purchaser," and collectively, the "PURCHASERS"). (The Company, the Purchasers and the Purchaser Designee may sometimes be referred to herein individually as a "PARTY" and collectively as the "PARTIES.")

                                    RECITALS:

      A. The Purchasers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 10% Senior Secured Promissory Notes of the Company, in the form attached hereto as EXHIBIT A, in the aggregate principal amount of Eight Hundred Thousand ($800,000) Dollars (each, a "PROMISSORY NOTE" and collectively, the "PROMISSORY NOTES"), and (ii) Membership Interest Purchase Warrants of the Company, in the form attached hereto as EXHIBIT B, to purchase such indeterminate percentage of membership interests (the "INTERESTS") of the Company (the "WARRANTS") as provided for in the Warrant, upon the terms and subject to the limitations and conditions set forth in such Warrants; PROVIDED, HOWEVER, that the percentage of Interests for which the Warrant is exercisable (the "WARRANT INTERESTS") and the exercise price shall be determined at the close of a private offering of the Company resulting in gross proceeds to the Company of at least $5,000,000 (the "QUALIFIED OFFERING").

      B. Each Purchaser wishes to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Promissory Notes and amount of Warrants as is set forth opposite the name of such Purchaser on SCHEDULE A hereto.

      C. The obligations of the Company under the Promissory Note will be (i) secured by a perfected security interest in and lien upon the assets of the Company pursuant to the terms of a Security Agreement (the "SECURITY AGREEMENT"), in the form as attached hereto as EXHIBIT C, (ii) guaranteed by Gary R. Fears ("FEARS") pursuant to the terms of a guaranty (the "GUARANTY"), in the form as attached hereto as EXHIBIT D, (iii) further secured by confessions of judgment executed by the Company (the "COMPANY CONFESSION OF JUDGMENT") and Fears (the "FEARS CONFESSION OF JUDGMENT" and, together with the Company Confession of Judgment, the "CONFESSIONS OF JUDGMENT") in the forms as attached hereto as EXHIBIT E and EXHIBIT F, respectively, and which Confessions of Judgment will be deposited into escrow at the Closing Date pursuant to the Escrow Agreement (as hereinafter defined).

      D. Contemporaneous with the issuance and sale of the Promissory Notes and Warrants to the Purchasers, (i) the Company and the Purchasers will enter into a Registration Rights Agreement (the "REGISTRATION RIGHTS Agreement") in the form as annexed hereto as EXHIBIT G, (ii) the Company, the Purchaser Designee, Fears, and Anthony G. Tumminello, as escrow agent (the "ESCROW AGENT") will enter into an escrow agreement in the form as attached hereto as EXHIBIT H, relating to the Confessions of Judgment (the "ESCROW AGREEMENT" and, together with this Agreement, the Promissory Note, the Guaranty, the Confessions of Judgment and the Security Agreement, are collectively referred to herein as the "CREDIT DOCUMENTS" and, the Credit Documents together with the Warrant and the Registration Rights Agreement, are collectively referred to as the "TRANSACTION DOCUMENTS").

      E. The Purchasers and the Company wish to hereby designate Robert Kornstein, or any other person designated in writing from time to time by the Purchasers holding a majority of the outstanding principal and interest on the Promissory Notes to act on behalf of the Purchasers on all matters relating to the Credit Documents as Purchaser Designee, and to receive notice on behalf of such Purchasers for such documents

      NOW THEREFORE, the Company and each of the Purchasers severally (and not jointly) hereby agree as follows:

      1. PURCHASE AND SALE OF PROMISSORY NOTES AND WARRANTS.

            a. PURCHASE OF PROMISSORY NOTES AND WARRANTS. On the Closing Date (as defined below), and subject to satisfaction by all parties (or waivers) to the conditions for closing set forth herein, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such principal amount of Promissory Notes and number of Warrants as is set forth opposite their names on SCHEDULE A hereto.

            b. FORM OF PAYMENT. On the Closing Date (as defined below), and subject to satisfaction by all parties (or waiver) to the conditions for Closing set forth herein, each Purchaser shall pay a purchase price for each Promissory Note and the Warrants to be issued and sold to it at the Closing (as defined below) in an amount equal to the principal amount of the Promissory Note purchased by such purchaser as is set forth beside such purchaser's name on SCHEDULE A hereto (the "PURCHASE PRICE") by wire transfer of immediately available funds (or as otherwise mutually agreed) to the Company, in accordance with the Company's written wiring instructions.

            c. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Promissory Notes and the Warrants pursuant to this Agreement (the "CLOSING DATE") shall be April 15, 2006, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Hodgson Russ LLP, located at 60 East 42nd Street, New York, New York 10165, or at such other location as may be agreed to be the parties.

      2. PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each Purchaser severally (and not jointly) represents and warrants to the Company solely as to such Purchaser that:

            a. INVESTMENT PURPOSE. As of the date hereof (and in the case of the Warrants, the date of exercise thereof), each Purchaser is purchasing the Promissory Notes, the Warrants and the Interests issuable upon exercise thereof (the "WARRANT INTERESTS" and, collectively with the Promissory Notes and Warrants, the "SECURITIES"), for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "1933 ACT"); PROVIDED, HOWEVER, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

            b. ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

            c. RELIANCE ON EXEMPTIONS. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

            d. INFORMATION. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. The Purchaser understands that its investment in the Securities involves a significant degree of risk.

            e. EVALUATION OF RISKS. The Purchaser, on its own and after conferring with its professional advisors and counsel, has such knowledge and experience in financial tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of


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

protecting its interests in connection with this transaction. The Purchaser recognizes that its investment in the Company involves a high degree of risk and illiquidity.

            f. NO LEGAL ADVICE FROM THE COMPANY. The Purchaser acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel and investment and tax advisors. The Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

            g. GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon, reviewed or made any recommendation or endorsement of the Securities.

            h. TRANSFER OR RE-SALE. The Purchaser understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to counsel for the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (C) the Securities are sold or transferred to an "AFFILIATE" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(h) and who is an Accredited Investor, or (D) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder other then as specifically provided for herein.

            i. LEGENDS. The Purchaser understands that the Promissory Notes and the Warrants and, until such time as the Warrant Interests have been registered under the 1933 Act, or otherwise, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

      The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

            j. AUTHORIZATION; ENFORCEMENT. This Agreement, and all of the other documents executed by Purchaser has been duly executed and delivered by or on behalf of the Purchaser, and each such agreement


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

constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms. The Purchaser hereby appoints the Purchaser Designee to act on its behalf for all matters where consent of the Purchaser is required.

            k. RESIDENCY. The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser's name on the signature pages hereto.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Purchaser that, as of the Closing Date:

            a. ORGANIZATION AND QUALIFICATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. The Company is duly qualified as a foreign limited liability company to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

            b. AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite limited liability company power and authority to enter into and perform to terms of this Agreement, and Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, and Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Promissory Notes and the Warrants and the issuance and reservation for issuance of the Warrant Interests issuable upon exercise thereof) have been, or will be prior to their issuance, duly authorized by the Company's [MANAGERS] and, no further consent or authorization of the Company, its managers or members is required,
(iii) this  Agreement has been duly  executed and delivered by the Company,  and
(iv) this Agreement constitutes, and upon execution and delivery by the Company of the Transaction Documents to which the Company is a party, each of such documents will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally.

            c. CAPITALIZATION. The Company currently has 3 members which had one class of Interest as set forth on SCHEDULE 3(C). All of the members are parties to the Operating Agreement (as herein defined). No membership interests of the Company are subject to preemptive rights or any other similar rights of the members of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(C), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any membership interests of the Company, or arrangements by which the Company is or may become bound to issue Interests or other Securities of the Company, and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Promissory Notes, the Warrants, or Warrant Interests. The Company has furnished to the Purchaser true and correct copies of the Company's Articles of Organization as in effect on the date hereof ("ARTICLES OF ORGANIZATION"), the limited liability company operating agreement entered into among the Company and its members as in effect on the date hereof (the "OPERATING AGREEMENT"), and the terms of all securities convertible into or exercisable for Interests and the material rights of the holders thereof in respect thereto.

            d. ISSUANCE OF INTERESTS. The Warrant Interests are (or shall be) duly authorized and reserved for issuance and, upon exercise by a Purchaser of the Warrants in accordance with their respective terms and execution by the Purchaser of the Operating Agreement (which hereinafter shall be deemed to include any similar shareholders or other agreement that may be entered into between the successors of the Company and the members), will, when issued, cause the Purchaser to be duly admitted as a member of the Company holding the


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

percentage of Interests as provided for in the Operating Agreement, and free from all liens, claims and encumbrances with respect to the issue thereof subject only to the terms of the Operating Agreement and shall not be subject to preemptive rights or other similar rights of members or equity owners of the Company and will not impose personal liability upon the holder thereof other then tax liabilities that may accrue to the Purchaser as a result of the allocation of profits to such Purchaser.

            e. NO CONFLICTS.  The  execution,  delivery and  performance  of the
Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Interests) will not (i) conflict with or result in a violation of any provision of the Articles of Organization or Operating Agreement, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of its Articles of Organization, Operating Agreement or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Promissory Notes, the Security Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Promissory Notes and Warrants in accordance with the terms hereof and to issue the Warrant Interests upon exercise of the Warrants and execution by the Purchaser of the Operating Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

            f. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its officers or directors in their capacity as such, that could have a Material Adverse Effect.

            g. NO MATERIALLY ADVERSE CONTRACTS, ETC. To the best of the Company's knowledge, the Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which, to the knowledge of the Company, has or is expected in the future to have a Material Adverse Effect.

            h. CERTAIN TRANSACTIONS. Except for arm's length transactions or as contemplated by the Operating Agreement or as disclosed in this Agreement, none of the managers, officers, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, managers and officers), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, manager or such employee.

            i. DISCLOSURE. To the best of the Company's knowledge, all information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to


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

make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

            j. ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Securities.

            k. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Purchasers.

            l. BROKER'S AND FINDER'S FEES. Except as set forth on SCHEDULE 3(L), no person is or will be entitled to, or will have any claim for, a broker's, finder's, investment banker's, financial adviser's or similar fee from the Company in connection with this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

            m. PERMITS; COMPLIANCE. To the best of the Company's knowledge, the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

            n. TITLE TO PROPERTY. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects as would not have a Material Adverse Effect.

            o.  INSURANCE.  The  Company  is insured  by  insurers  set forth on
SCHEDULE 3 (P).

            p. FOREIGN CORRUPT PRACTICES. To the best of the Company's knowledge, neither the Company, nor any officer or Manager or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            q. NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

      4. COVENANTS.

            a. BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement as applicable to them.

            b. FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers at the applicable closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

            c. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Promissory Notes and the Warrants in the manner set forth in SCHEDULE 4(C) attached hereto and made a part hereof.

            d. FINANCIAL INFORMATION. For as long as the Promissory Notes are outstanding, the Company agrees to make available to the Purchasers through their representative a copy of its annual financial statements within 90 days after the end of each fiscal year.

            e. RESERVATION OF INTERESTS. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of Interests to provide for the full exercise of the outstanding Warrants and issuance of the Warrant Interests in connection therewith (based on the Exercise Price of the Warrants in effect from time to time).

            f. COVENANTS RELATING TO PROMISSORY NOTE. For so long as any principal or interest is outstanding on the Promissory Notes the Company shall not, without consent of the Purchaser Designee or, if no Purchaser Designee is then appointed, then by consent of holders of a majority of the outstanding principal amount of Promissory Notes that will be outstanding immediately after the consummation of taking such action:

                  (i) effect a merger or consolidation resulting in a Change of Control (as hereinafter defined). The term "CHANGE OF CONTROL" shall mean any merger or consolidation or similar transaction in which securities possessing more then fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, whether or not the Company or a subsidiary is the surviving corporation;

                  (ii) sell, transfer or otherwise dispose of more than 25% of the consolidated assets of the Company (computed either on the basis of book value, as determined in accordance with generally accepted accounting principles consistently applied, or fair market value) in any transaction or series of related transactions outside of the ordinary course of the Company's business consistent with past practice;

                  (iii) sell or transfer in any transaction or series of related transactions, any of the Company's assets to any person or entity that is an Affiliate of the Company, other then a sale or transfer in the ordinary course of business;

                  (iv) declare or pay any distribution or dividend, in cash or otherwise on any of the Interests of the Company, or redeem, purchase or otherwise acquire any of its Interests now or hereafter outstanding;

                  (v) issue any notes or other securities with preferences in seniority or payment that are superior to the rights granted in the
      Promissory   Notes,   or  enter  into  any  other   transaction   or  make
      modifications to the Company's Operating Agreement that materially and adversely affects the Promissory Notes as a class;

                  (vi) issue to any Manager or member holding greater then 5% of the Interests any Interests or other equity securities (other then issuances in accordance with any currently existing warrants, options or derivative securities), options, warrants, convertible securities or other securities of the Company other than in accordance with a distribution, stock-split, reclassification or reorganization in which the purchase of Interests issuable under the warrants are appropriately adjusted. Notwithstanding the foregoing, the increase in any Manager's or member's percentage of Interest resulting from a redemption by the Company of Interests of any member shall not be deemed an issuance of any Interests or other securities in violation of this subparagraph
      (vi);

                  (vii)  enter  into  any   transaction   with  any  Manager  or
      Affiliate, except for any arms-length employment agreements; and

                  (viii) incur any indebtedness other than (1) trade payables incurred in the ordinary course of business and (2) all existing indebtedness or otherwise resulting from existing agreements or obligations of the Company;

            PROVIDED, HOWEVER, that the Company may take any of the foregoing actions without the consent of the Purchaser Designee, if contemporaneous with the consummation of such action, the principal and interest on the Promissory Notes are repaid in full; and PROVIDED FURTHER, that the Company may take any of the actions set forth in subparagraphs (i), or (ii) above without the consent of the Purchaser Designee, if, in addition to the foregoing payment of principal and interest, the obligations of the Company with respect to the Warrants and the Warrant Interests shall be assumed by any successor entity to the Company.

      5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Promissory Notes and Warrants to a Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            a. The Purchasers shall each have executed this Agreement and any other Transaction Documents to which it is a party and delivered the same to the Company.

            b. The Purchasers shall have delivered the Purchase Price in accordance with Section 1(b) above such that the full $800,000 in cleared and available funds is in escrow.

            c. The representations and warranties of the Purchasers in the Transaction Documents to which they are a party (including, for the avoidance of doubt, all Credit Documents executed on their behalf), shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Transaction Documents to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

            d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      6. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE. The obligation of each Purchaser hereunder to purchase the Promissory Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

            a. The Company shall have executed this Agreement and delivered the same to the Purchaser.

            b. The Company shall have delivered to such Purchaser duly executed Promissory Notes (in such denominations as the Purchaser shall request), Warrants and the Registration Rights Agreement in accordance with Section 1(b) above.

            c. The Company shall have executed and delivered to the Purchaser Designee the Security Agreement.

            d. The Company shall have executed the Escrow Agreement and delivered the same to the Escrow Agent along with the executed Company Confession of Judgment.

            e. Gary M. Fears shall have executed and delivered to the Purchaser Designee the Guaranty.

            f. Gary M. Fears shall have executed and delivered to the Escrow Agent the Escrow Agreement and the executed Fears Confession of Judgment.

            g. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate or certificates, executed by a Manager of the Company, executed on behalf of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

            h. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

      7. GOVERNING LAW; MISCELLANEOUS.

            a. GOVERNING LAW. THIS AGREEMENT SHALL BE ENFORCED,  GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

            b. COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            c. HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

            d. SEVERABILITY. In the event that any provision of this Agreement is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

            e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser or the Purchaser
Designee makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Purchasers Designee.

            f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Fearless Yachts, LLC
                           9 Gateway Drive
                           Collinsville, Illinois 01803
                           Attn.: Gary R. Fears
                           Tel.: (800) 495-0711
                           Fax: (618) 346-9022

                  With copy to:

                           Hodgson Russ LLP
                           60 East 42nd St., 37th Floor
                           New York, New York 10022
                           Attn.: Jeffrey A. Rinde, Esq.
                           Tel.: (212) 661-3535
                           Fax.: (212) 972-1677

                  If to a Purchaser:

                           To the address set forth beside such Purchaser's name on SCHEDULE A hereto, with a copy to the Purchaser Designee to the address set forth on SCHEDULE A hereto.

      Each party shall provide notice to the other party of any change in address.

            g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding the foregoing, subject to Section 2(h), any Purchaser may assign its rights hereunder to any person that purchases Securities in a private transaction from a Purchaser or to any of its "AFFILIATES" without the consent of the Company, provided that such person duly executes this Agreement and the other documents that the assigning Purchaser is required to execute.

            h. THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. SURVIVAL. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, and 7 shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers.

            j. PUBLICITY. Except as may be required by applicable law, neither the Purchasers nor the Purchaser Designee may issue a publicity or press release or announcement or otherwise make any public disclosure concerning this
Agreement, any of the other Transaction Documents or the transactions contemplated hereby or thereby, without prior written approval by the Company.

            k. FURTHER ASSURANCES.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            l. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            m.  REMEDIES.  The Company  acknowledges  that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser Representative, on behalf of the Purchasers shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required. Purchasers acknowledge that Purchaser Representative is solely responsible for all actions taken by it on behalf of the Purchasers and Purchaser's sole remedy with respect to any losses or damages sustained by Purchaser as a result of Purchaser Representative's actions or failure to timely act, shall be limited to claims against Purchaser Representative.

      n. EXPENSES/APPOINTMENT OF PURCHASER DESIGNEE. The Company shall pay an aggregate of up to Twenty - Five Thousand Dollars ($25,000) of the out-of-pocket costs and expenses incurred by the Purchaser Designee in connection with the Transaction Documents and the transactions contemplated hereby and thereby, including without limitation, the fees and expenses of counsel to the Purchasers, the out-of-pocket expenses incurred in connection with Purchaser's due diligence investigation of the Company (including fees of any consultants), and travel and other out-of-pocket expenses of Purchaser relating to the transactions contemplated by this Agreement and the other Transaction Documents. The Purchasers each hereby irrevocably appoint Robert Kornstein as the Purchaser Designee, as representative and attorney-in-fact of such Purchaser for the purposes specified in this Agreement and under the Credit Documents. Without prior notice to any Purchaser, the Purchaser Designee shall have full, exclusive and irrevocable authority on behalf of each of the Purchasers to (a) receive on each Purchaser's behalf the documents and instruments to be delivered at the Closing pursuant to this Agreement; (b) waive any condition, or right to any of the Credit Documents which is of general applicability to all Purchasers to the obligation of Purchaser under this Agreement; (c) modify, amend or supplement this Agreement or any of the Credit Documents, unless such modification, amendment or supplement would have a disproportionate material adverse effect on any particular Purchaser as compared to all Purchasers; (d) take any other action in connection with this Agreement, the Credit Documents and the transactions contemplated hereby, unless such action would have a disproportionate material adverse effect on any particular Purchaser as compared to all Purchasers; and (e) execute and deliver any document or instrument in furtherance of Credit Documents that are deemed by the Purchaser Designee to be necessary or desirable in the exercise of his authority, but in all other respects as attorney-in-fact and agent on behalf of Purchasers with respect to any matter relating to the Credit Documents or enforcement thereof. The foregoing authorization is granted and conferred by the Purchasers in consideration of the grant of such authorization by each of the Purchasers and in consideration of the agreements and covenants of the Company contained herein. In consideration of, and except as provided by, the foregoing, this authorization granted to the Purchaser Designee shall be absolute and unconditional and shall only be terminated by the Purchasers upon written consent of Purchaser's holding a majority of the outstanding principal amount of Promissory Notes. The Purchaser Designee shall also act as the Lender's Agent as defined in the Collateral Documents. The Purchaser Designee may resign or may be replaced from time to time by consent of holders of the majority of outstanding principal and interest on the Promissory Notes. The Company shall be entitled to rely on the acts of Purchaser Designee on all matters without further investigation. In the event no Purchaser Designee is appointed then all actions requiring consent of Purchaser Designee shall only require consent of a majority of outstanding principal amount of Promissory Notes.

      IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                            FEARLESS YACHTS, LLC


                                            By:
                                                --------------------------------
                                                Name: Gary R. Fears, Manager

                                            PURCHASER DESIGNEE:


                                            ------------------------------------
                                            Robert Kornstein

                                            PURCHASERS: [SIGNATURE PAGES FOLLOW]

                            PURCHASER SIGNATURE PAGE

      The undersigned Purchaser has read the Securities Purchase Agreement dated as of April __, 2006 and acknowledges that execution of this Purchaser Signature Page shall constitute the undersigned's execution of such agreement.

      I hereby subscribe for an aggregate of $_________ Promissory Notes and Warrants hereby deliver good funds with respect to this subscription for the Securities.

      I am a resident of the State of __________________.


--------------------------------------------------------------------------------
   PLEASE PRINT ABOVE THE EXACT NAME(S) IN WHICH THE SECURITIES ARE TO BE HELD

My address is:
                ----------------------------------------------------------------

                ----------------------------------------------------------------

                ----------------------------------------------------------------

      I acknowledge that the offering of the Securities is subject to the Federal securities laws of the United States and state securities laws of those states in which the Securities are offered, and that, pursuant to the U.S. Federal securities laws and state securities laws, the Securities may be purchased by persons who come within the definition of an "ACCREDITED INVESTOR" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act ("REGULATION D").

      By initialing one of the categories below, I represent and warrant that I come within the category so initialed and have truthfully set forth the factual basis or reason I come within that category. All information in response to this paragraph will be kept strictly confidential. I agree to furnish any additional information that the Company deems necessary in order to verify the answers set forth below.

NOTE: YOU MUST EITHER INITIAL THAT AT LEAST ONE CATEGORY.

INDIVIDUAL PURCHASER:
(A PURCHASER WHO IS AN INDIVIDUAL MAY INITIAL EITHER CATEGORY I, II, OR III)

Category I    ______       I am a director or executive officer of the Company.

Category II   ______       I am an individual (not a partnership, corporation,
                           etc.) whose individual net worth, or joint net worth with my spouse, presently exceeds $1,000,000.

                           EXPLANATION. In calculation of net worth, you may include equity in personal property and real estate, including your principal residence, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category III  ______       I am an individual (not a partnership, corporation,
                           etc.) who had an individual income in excess of $200,000 in 2004 and 2005, or joint income with my spouse in excess of $300,000 in 2004 and 2005, and I have a reasonable expectation of reaching the same income level in 2006.

ENTITY PURCHASERS:

(A PURCHASER WHICH IS A CORPORATION, LIMITED LIABILITY COMPANY, PARTNERSHIP, TRUST, OR OTHER ENTITY MAY INITIAL EITHER CATEGORY IV, V, VI, VII OR VIII)

Category IV   ______       The Purchaser is an entity in which all of the equity
                           owners are "ACCREDITED INVESTORS" as defined in Rule
                           501(a) of Regulation D. IF RELYING UPON THIS CATEGORY
                           ALONE, EACH EQUITY OWNER MUST COMPLETE A SEPARATE
                           COPY OF THIS AGREEMENT.

                           _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________
                                            (describe entity)

Category V    ______       The Purchaser is a trust, with total assets in excess
                           of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a "SOPHISTICATED PERSON" as described in Rule 506(b)(2)(ii) of Regulation D.

Category VI   ______       The Purchaser is an organization described in Section
                           501(c)(3) of the Internal Revenue Code, corporation,
                           Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

                           _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________
                                            (describe entity)

Category VII  ______       The Purchaser is a private business development
                           company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                           _____________________________________________________

                           _____________________________________________________

                           _____________________________________________________
                                            (describe entity)

            Executed this _____ day of __________, 2006 at ________________,
______________.

                                   SIGNATURES

                                   INDIVIDUAL

                                            ------------------------------------
                                            Name

------------------------------------        ------------------------------------

Signature (Individual)                      Street address

                                            Address to Which Correspondence
                                            Should be Directed


------------------------------------        ------------------------------------
Signature (All record holders should        City, State and Zip Code
sign)


------------------------------------        ------------------------------------
Name(s) Typed or Printed                    Tax Identification or Social
                                            Security Number
                                            (   )
                                            ------------------------------------
                                            Telephone Number

------------------------------------
Name(s) Typed or Printed (All
recorded holders should sign)

                 CORPORATION, PARTNERSHIP, TRUST ENTITY OR OTHER

                                            Address to Which Correspondence
                                            Should be Directed:


------------------------------------        ------------------------------------
Type of Entity (i.e., corporation,          Street Address
partnership, etc.)


By:
    --------------------------------        ------------------------------------
    *Signature                              Tax Identification or Social
                                            Security Number


------------------------------------        ------------------------------------
State of Formation of Entity                City, State and Zip Code


------------------------------------
Name Typed or Printed

Its:                                        (   )
    --------------------------------        ------------------------------------
    Title                                   Telephone Number

*If Promissory Notes and Warrants are being subscribed for by an entity, the Certificate of Signatory must also be completed.

                            CERTIFICATE OF SIGNATORY

      To be completed if Securities are being subscribed for by an entity.

      I,__________________________________, am the ___________________________
of ___________________________________________________ (the "Entity").

      I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Securities Purchase Agreement and to purchase and hold the Securities. The Securities Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

      IN WITNESS WHEREOF, I have hereto set my hand this ______ day of April, 2006.


                                            ------------------------------------
                                                         Signature

ACCEPTANCE

AGREED AND ACCEPTED:

FEARLESS YACHTS, LLC.


By:
    --------------------------------
    Gary R. Fears
    Manager

Date: April__, 2006

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE A - LIST OF PURCHASERS

SCHEDULE 3(C) - OUTSTANDING SECURITIES AND OPTIONS

SCHEDULE 3(P) - INSURANCE

SCHEDULE 4(C) - USE OF PROCEEDS

EXHIBIT A - 10% SENIOR SECURED PROMISSORY NOTE

EXHIBIT B - MEMBERSHIP INTEREST PURCHASE WARRANTS

EXHIBIT C - SECURITY AGREEMENT

EXHIBIT D - GUARANTY

EXHIBIT E - FEARS CONFESSION OF JUDGMENT

EXHIBIT F - CONFESSIONS OF JUDGMENT

EXHIBIT G - REGISTRATION RIGHTS AGREEMENT

EXHIBIT H - ESCROW AGREEMENT

                         SCHEDULE A - LIST OF PURCHASERS

               SCHEDULE 3(C) - OUTSTANDING SECURITIES AND OPTIONS

                            SCHEDULE 3(P) - INSURANCE

                         SCHEDULE 4(C) - USE OF PROCEEDS


                                       25